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                               EXHIBIT 23.01

                           Consent of Accountant
































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                                [Letterhead]



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


     We hereby consent to the use of our audit report of BioPulse
International, Inc. dated December 23, 1999, in the Form 10-SB dated January 12, 2000 for BioPulse International, Inc.




/s/ Couch, Bierwolf & Chisholm
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Salt Lake City, Utah
January 11, 2000